Exhibit 5.1

WOODBURN AND WEDGE
Attorneys and Counselors At Law
Sierra Plaza
6100 Neil Road, Suite 500
Reno, Nevada 89511-1149
Telephone (775) 688-3000
Facsimile (775) 688-3088

Gregg P. Barnard
E-MAIL: gbarnard@woodburnandwedge.com
DIRECT DIAL: (775) 688-3025

                                , 2014

Eco-Stim Energy Solutions, Inc.

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 770473

Ladies and Gentlemen:

We have acted as special Nevada counsel to Eco-Stim Energy Solutions, Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing on the date hereof of a Registration Statement on Form S-1, (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of                 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), which may be issued from time to time as described in the Registration Statement. As special Nevada counsel for the Company, we advise you as follows.

In connection with rendering this opinion, we have examined or are familiar with the Articles of Incorporation of the Company, as amended to the date hereof (the “Articles of Incorporation”), the Bylaws of the Company, as amended to the date hereof (the “Bylaws”), the corporate proceedings with respect to the authorization of the Shares for registration, the Registration Statement, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Subject to the foregoing and the additional qualifications, limitations and additional assumptions set forth below, we are of the opinion that:

1. The Company is a corporation organized and legally existing under the laws of the State of Nevada and is in good standing under said laws.

2.	The Shares will be validly issued, fully paid and nonassessable, when:

(a)	such Shares are specifically authorized for issuance and sale by action, resolutions or consent duly adopted by the Board of Directors of the Company and, to the extent required, the stockholders of the Company (“Authorizing Resolutions”) approving the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof;

(b)	the terms of the offer, issuance and sale of the Shares have been duly established in conformity with the Company’s Articles of Incorporation, Bylaws and the Authorizing Resolutions;

(c)	compliance with the Securities Act and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

(d)	the Company has received the consideration provided for in the applicable Authorizing Resolutions.

Our advice set forth in paragraph 2 is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

We offer no advice and express no opinion as to any provision contained in or otherwise made a part of the securities described herein (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition.

The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue-sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

We hereby consent:

1.	To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

2.	To the statements with reference to our firm made in the Registration Statement and the Registration Statement of the Company on Form S-1; and

3.	To the filing of this opinion as an exhibit to the Registration Statement.

In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Sincerely,

WOODBURN and WEDGE

By:
Gregg P. Barnard